UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2009

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1440 Davey Road Woodridge, Illinois	60517
	(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 28, 2009, Advanced Life Sciences Holdings, Inc. (the “Company”) received notice from the Nasdaq Listing Qualifications Panel (the “Panel”) that the Panel has determined to delist the Company’s common stock from The Nasdaq Stock Market unless the Nasdaq Listing and Hearing Review Council (the “Listing Council”) calls the matter for review and stays the delisting.  The Panel’s decision was based on the Company’s inability to evidence compliance with the $2.5 million shareholders’ equity requirement or the $35 million market value of listed securities requirement of the Nasdaq Capital Market.

The Panel indicated that absent a stay by the Listing Council, the trading of the Company’s common stock on The Nasdaq Stock Market will be suspended at the open of trading on May 5, 2009.  The Company made a formal request that the Listing Council issue such a stay but the request was not granted.

The Company issued a press release today announcing the Nasdaq determination.  The press release also includes the announcement that a market maker has filed a Form 211 application to quote the Company’s common stock on the OTC Bulletin Board (OTCBB), which is pending with Financial Industry Regulatory Authority (FINRA).

A copy of the press release dated May 4, 2009 announcing receipt of the Nasdaq staff letter is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits:

99.1       Press Release dated May 4, 2009 announcing the Nasdaq determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: May 4, 2009	By:	/s/John L. Flavin
	Name:	John L. Flavin
	Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 4, 2009 announcing the Nasdaq determination.